Exhibit 99.1

Microsoft Reports Record Revenue of $24.52 Billion in Second Quarter

Double-digit growth in Commercial and Devices and Consumer segments drives record revenue.

REDMOND, Wash. — January 23, 2014 — Microsoft Corp. today announced revenue of $24.52 billion for the quarter ended December 31, 2013. Gross margin, operating income, net income, and diluted earnings per share for the quarter were $16.24 billion, $7.97 billion, $6.56 billion, and $0.78 per share, respectively.

The following table reconciles these financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. We have provided this non-GAAP financial information to aid investors in better understanding the company’s performance.

	Three Months Ended December 31,
($ in millions, except per share amounts)	2012 As Reported (GAAP)	Revenue deferred for Windows Upgrade Offer, Office Deferral, and Video Game Deferral	Revenue recognized for Windows 8 Pre-sales	2012 As Adjusted (Non- GAAP)	2013 As Reported (GAAP)	%Y/Y (GAAP)	%Y/Y (Non- GAAP)
Revenue	$21,456	$1,329	($783)	$22,002	$24,519	14%	11%
Operating Income	$7,771	$1,329	($783)	$8,317	$7,969	3%	(4)%
EPS	$0.76	$0.13	($0.08)	$0.81	$0.78	3%	(4)%

“Our Commercial segment continues to outpace the overall market, and our Devices and Consumer segment had a great holiday quarter,” said Steve Ballmer, chief executive officer at Microsoft. “The investments we are making in devices and services that deliver high-value experiences to our customers, and the work we are doing with our partners, are driving strong results and positioning us well for long-term growth.”

“We delivered record revenue as demand for our business offerings remains high and we made strong progress in our Devices and Consumer segment,” said Amy Hood, chief financial officer at Microsoft. “These results reflect our focus on execution, cost discipline, and long-term shareholder value as we continue to drive the strategic transformation of the company.”

Devices and Consumer revenue grew 13% to $11.91 billion.

•	Windows OEM revenue declined 3%, reflecting strong 12% growth in Windows OEM Pro revenue, offset by continued softness in the consumer PC market.
•	Surface revenue more than doubled sequentially, from $400 million in the first quarter to $893 million in the second quarter.
•	The company sold 7.4 million Xbox console units into the retail channel, including 3.9 million Xbox One consoles and 3.5 million Xbox 360 consoles.
•	Bing search share grew to 18.2% and search advertising revenue grew 34%.

Commercial revenue grew 10% to $12.67 billion.

•	SQL Server continued to gain market share with revenue growing double-digits.
•	System Center showed continued strength with double-digit revenue growth.
•	Commercial cloud services revenue more than doubled.
•	Office 365 commercial seats and Azure customers both grew triple-digits.

“We significantly outpaced enterprise IT spend as we continue to take share from our competitors by delivering the devices and services our customers need as they transition to the cloud,” said Kevin Turner, chief operating officer at Microsoft. “Our commercial cloud services revenue grew more than 100% year-over-year, as customers are embracing Office 365, Azure, and Dynamics CRM Online, and making long-term commitments to the Microsoft platform.”

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast detailed below.

Webcast Details

Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PST (5:30 p.m. EST) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on January 23, 2015.

Adjusted Financial Results and Non-GAAP Measures

During the second quarter of fiscal year 2013, GAAP revenue, operating income, and diluted earnings per share included the net deferral of $1.3 billion of revenue for the Windows Upgrade Offer, the Office Upgrade Offer and Pre-sales, and the Video Game Deferral, and the recognition of previously deferred revenue of $783 million for Windows 8 Pre-sales. These items are defined below. In addition to these financial results reported in accordance with GAAP, we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Revenue deferred on sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (“Windows Upgrade Offer”).

Revenue deferred on pre-sales of Windows 8 to OEMs and retailers before general availability (“Windows 8 Pre-sales”).

Revenue deferred on sales of the previous version of the Microsoft Office system with a guarantee to be upgraded to the new Office at minimal or no cost and pre-sales of the new Office to OEMs and retailers before general availability (collectively, the “Office Deferral”).

Revenue deferred on sales of video games with the right to receive specified software upgrades/enhancements (“Video Game Deferral”).

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances, including our acquisition of Nokia’s Devices and Services business, may have an adverse effect on our business;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	adverse economic or market conditions may harm our business;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	our hardware and software products may experience quality or supply problems;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business; and

•	catastrophic events or geo-political conditions may disrupt our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of January 23, 2014. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PST conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS
(In millions, except per share amounts)(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Revenue	$24,519	$21,456	$43,048	$37,464
Cost of revenue	8,284	5,692	13,398	9,860

Gross margin	16,235	15,764	29,650	27,604
Operating expenses:
Research and development	2,748	2,528	5,515	4,988
Sales and marketing	4,283	4,309	7,587	7,254
General and administrative	1,235	1,156	2,245	2,283

Total operating expenses	8,266	7,993	15,347	14,525

Operating income	7,969	7,771	14,303	13,079
Other income (expense)	(91)	(1)	(17)	225

Income before income taxes	7,878	7,770	14,286	13,304
Provision for income taxes	1,320	1,393	2,484	2,461

Net income	$6,558	$6,377	$11,802	$10,843

Earnings per share:
Basic	$0.79	$0.76	$1.42	$1.29
Diluted	$0.78	$0.76	$1.40	$1.28
Weighted average shares outstanding:
Basic	8,326	8,393	8,333	8,395
Diluted	8,395	8,444	8,423	8,480
Cash dividends declared per common share	$0.28	$0.23	$0.56	$0.46

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS (In millions)(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Net income	$6,558	$6,377	$11,802	$10,843

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $1, $(5), $(2) and $(29))	43	(9)	17	(54)

Net unrealized gains on investments (net of tax effects of $245, $103, $737 and $251)	482	192	1,434	466

Translation adjustments and other (net of tax effects of $11, $2, $44 and $92)	21	3	83	172

Other comprehensive income	546	186	1,534	584

Comprehensive income	$7,104	$6,563	$13,336	$11,427

MICROSOFT CORPORATION

BALANCE SHEETS (In millions)(Unaudited)
	December 31, 2013	June 30, 2013

Assets

Current assets:
Cash and cash equivalents	$10,059	$3,804
Short-term investments (including securities loaned of $685 and $579)	73,885	73,218

Total cash, cash equivalents, and short-term investments	83,944	77,022
Accounts receivable, net of allowance for doubtful accounts of $316 and $336	15,986	17,486
Inventories	1,594	1,938
Deferred income taxes	1,328	1,632
Other	4,018	3,388

Total current assets	106,870	101,466
Property and equipment, net of accumulated depreciation of $13,686 and $12,513	11,567	9,991
Equity and other investments	14,607	10,844
Goodwill	14,680	14,655
Intangible assets, net	2,945	3,083
Other long-term assets	2,874	2,392

Total assets	$153,543	$142,431

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,398	$4,828
Short-term debt	300	0
Current portion of long-term debt	2,000	2,999
Accrued compensation	3,169	4,117
Income taxes	591	592
Short-term unearned revenue	17,616	20,639
Securities lending payable	748	645
Other	3,920	3,597

Total current liabilities	33,742	37,417
Long-term debt	20,676	12,601
Long-term unearned revenue	1,858	1,760
Deferred income taxes	2,377	1,709
Other long-term liabilities	9,790	10,000

Total liabilities	68,443	63,487

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,300 and 8,328	67,476	67,306
Retained earnings	14,347	9,895
Accumulated other comprehensive income	3,277	1,743

Total stockholders’ equity	85,100	78,944

Total liabilities and stockholders’ equity	$153,543	$142,431

MICROSOFT CORPORATION

CASH FLOW STATEMENTS (In millions)(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Operations
Net income	$ 6,558	$ 6,377	$ 11,802	$10,843
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	1,261	1,009	2,215	1,719
Stock-based compensation expense	591	603	1,226	1,206
Net recognized losses on investments and derivatives	47	22	140	33
Excess tax benefits from stock-based compensation	(20)	(9)	(225)	(186)
Deferred income taxes	(176)	140	228	178
Deferral of unearned revenue	9,845	10,737	17,281	18,946
Recognition of unearned revenue	(10,578)	(10,483)	(20,255)	(19,253)
Changes in operating assets and liabilities:
Accounts receivable	(4,875)	(4,488)	1,742	1,668
Inventories	1,029	(33)	362	(506)
Other current assets	(95)	150	(651)	(235)
Other long-term assets	(315)	(80)	(396)	(313)
Accounts payable	602	685	326	118
Other current liabilities	388	168	(867)	(1,119)
Other long-term liabilities	151	(18)	(310)	165

Net cash from operations	4,413	4,780	12,618	13,264

Financing
Short-term debt repayments, maturities less than 90 days, net	(712)	0	0	0
Proceeds from issuance of debt	8,262	2,232	8,850	2,232
Repayments of debt	(588)	0	(1,588)	0
Common stock issued	117	145	320	562
Common stock repurchased	(2,113)	(1,658)	(4,301)	(3,290)
Common stock cash dividends paid	(2,332)	(1,933)	(4,248)	(3,609)
Excess tax benefits from stock-based compensation	20	9	225	186
Other	(39)	(16)	(39)	(16)

Net cash from (used in) financing	2,615	(1,221)	(781)	(3,935)

Investing
Additions to property and equipment	(1,732)	(930)	(2,963)	(1,533)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(139)	(311)	(154)	(1,456)
Purchases of investments	(13,126)	(10,074)	(27,894)	(30,212)
Maturities of investments	1,451	1,989	1,798	3,248
Sales of investments	12,354	7,126	23,471	20,433
Securities lending payable	167	(393)	103	(792)

Net cash used in investing	(1,025)	(2,593)	(5,639)	(10,312)

Effect of exchange rates on cash and cash equivalents	33	15	57	62

Net change in cash and cash equivalents	6,036	981	6,255	(921)
Cash and cash equivalents, beginning of period	4,023	5,036	3,804	6,938

Cash and cash equivalents, end of period	$ 10,059	$ 6,017	$ 10,059	$ 6,017

MICROSOFT CORPORATION
SEGMENT REVENUE AND GROSS MARGIN
(In millions)(Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Revenue
Devices and Consumer Licensing	$5,384	$5,703	$9,727	$10,381
Devices and Consumer Hardware	4,729	2,808	6,214	3,892
Devices and Consumer Other	1,793	1,999	3,428	3,399
Commercial Licensing	10,888	10,135	20,482	19,080
Commercial Other	1,780	1,389	3,383	2,637
Corporate and Other	(55)	(578)	(186)	(1,925)

Total revenue	$24,519	$21,456	$43,048	$37,464

Gross Margin
Devices and Consumer Licensing	$4,978	$5,131	$8,903	$9,234
Devices and Consumer Hardware	411	762	617	1,210
Devices and Consumer Other	431	886	783	1,248
Commercial Licensing	10,077	9,326	18,878	17,509
Commercial Other	415	216	690	321
Corporate and Other	(77)	(557)	(221)	(1,918)

Total gross margin	$16,235	$15,764	$29,650	$27,604